STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of September 15, 2016, by and between Double Grouper LLC (“Seller”) and Ted Murphy (“Purchaser”). The Purchaser and Seller are referred to collectively in the Agreement as the “Parties”, and individually as a “Party”.

BACKGROUND

A. Seller owns Three Million Six Hundred Thousand (3,600,000) shares of common stock of Watermark Group, Inc., a Nevada corporation (“WMHH” or the “Company”) of which Seller wishes to sell Three Million Six Hundred Thousand (3,600,000) shares to Purchaser (the “Shares”). The Company’s shares of common stock trade on the OTC Pink Market.

B. Purchaser desires to purchase the Shares from Seller and Seller desires to sell the Shares to Purchaser upon the terms and conditions set forth in this Agreement,

AGREEMENTS

In consideration of the forgoing and the promises and agreements contained herein, the parties agree as follows:

1.                 Purchase and Sale of the Shares. Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction contemplated hereby:

(a)                Seller shall sell, convey, transfer, and deliver to Purchaser certificates representing the Shares, and

(b)               Purchaser shall purchase from Seller the Shares in consideration of Fifty Thousand Dollars ($50,000.00) (the “Purchase Price”).

(c)                The certificates representing the Company’s common stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Seller.

(d)               The closing of the transactions contemplated by this Agreement (“Closing”), shall take place after: (i) all executed documents including the stock certificate(s) duly endorsed for transfer or accompanied by appropriate stock transfer powers and medallion guaranteed signature(s) and funds have been received by Brinen & Associates, LLC; and (ii) the Company’s transfer agent confirms that all required documentation has been received. After the Closing, Purchaser’s attorney shall release funds to Seller by wire transfer of immediately available funds into an account designated by Seller in writing.

2.                 Purchaser’s Representations. Purchaser hereby represents, warrants and acknowledges and agrees with the following:

(a)                Purchaser has received all information Purchaser considers necessary or advisable to make a decision concerning the purchase of the Shares, and has had an opportunity to review all documents relating to the Company that Purchaser deems necessary in the decision to purchase the Shares.

(b)               Purchaser or Purchaser’s representative, as the case may be, has such knowledge and experience in financial, tax and business mailers so as to enable Purchaser to utilize the information made available to Purchaser to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto.

(c)               Purchaser recognizes that investment in the Shares involves substantial risks, including loss of the entire amount of such investment, has taken full cognizance of and understands all of the risks related to a purchase or the Shares. Purchaser further recognizes that no Federal or state agencies have made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the Shares.

(d)               Purchaser hereby agrees not to purchase or sell the Company’s stock or any equity instrument related to the Company’s stock “on the basis of,” as such term is defined in Rule 10b5-l of the Securities and Exchange Act of 1934, any material nonpublic information.

(e)               Purchaser hereby represents that neither it nor any of its “affiliates” are “affiliates” of the Company as defined in Rule 144 of the Securities Act of 1933.

3.                  Seller’s Representations. Seller hereby represents, warrants and acknowledges and agrees with the following:

(a)               Seller owns the Shares free and clear of all adverse claims, security interests, liens, claims and encumbrances.

(b)               Seller is not a party to any agreement, written or oral, creating rights in respect to the Company’s stock in any third person or relating to the voting of the Company’s stock.

(c)               Seller hereby represents that it did not enter into this Agreement or decide to sell the Company’s stock or any equity instrument related to the Company’s stock “on the basis of,” as such term is defined in Rule 10b5-l of the Securities and Exchange Act of 1934, any material nonpublic information.

(d)               Seller or Seller’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Seller to evaluate the merits and risks of an investment in and sale of the Shares and to make an informed decision with respect thereto. Seller has reviewed all information Seller considers necessary or advisable to make a decision concerning the sale of the Shares, and has taken full cognizance of and understands all of the risks related to the ownership and sale of the Shares. Seller further recognizes that no Federal or state agencies have made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the Shares.

(e)               Seller hereby represents that he is an “affiliate” of the Company as defined in Rule 144 of the Securities Act of 1933.

4.                  Understandings. The Parties further acknowledge and agree as follows:

(a)               The obligations of Purchaser to purchase and pay for the Shares, and of the Seller to transfer such shares and Company to issue the Shares are subject to the satisfaction at or prior to the Closing of the sale of each Share of the following conditions precedent: (i) the Shares of the Company are validly issued and fully- paid; and (ii) neither Seller, the Company, nor the transfer agent will take any action to cancel or encumber the Shares or the stock certificate(s) representing the Shares other than as required pursuant to applicable Federal and state securities laws and regulations. Seller hereby indemnifies and holds harmless Purchaser and any brokerage and/or clearing firm and attorney working with Purchaser against any claims with respect to the Shares and any reliance on the preceding sentence.

(b)               Each party hereto, hereby acknowledges and agrees that Brinen & Associates, LLC (“Brinen”) and P&G Holdings LLC are each an intended third party beneficiary and may rely upon the representations, warranties and covenants of Seller as set forth herein and in any other documents executed in connection with the sale of the Shares.

(c)               IN MAKING A DECISION TO BUY AND SELL THE SHARES, PURCHASER AND SELLER ARE RELYING ON THEIR OWN EXAMINATION OF THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION

OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(d)              Waiver, Amendment, Indemnification. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same on any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

5.                   Miscellaneous.

(a)               Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, addressed to the party at the address set forth on the signature page

Either party may change its address for notices under this Agreement by written notice to the other party of such new address, delivered pursuant to this Section 5(a).

(b)              THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES; PROVIDED, HOWEVER, THAT ALL LAWS PERTAINING OR RELATING TO CORPORATE GOVERNANCE OF THE COMPANY SHALL BE CONSTRUED IN ACCORDANCE AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE CORPORATE GOVERNANCE OF THE COMPANY.

(c)               In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s attorney’s fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

(d)              This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(e)               In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations, shall not in any way be affected or impaired thereby in any other jurisdiction.

Whereas, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

[SIGNATURE PAGE TO FOLLOW]

Seller:	Double Grouper LLC	Seller:	Ted Murphy

By:	/s/ Adam Kovacevic	By:	/s/ Ted Murphy

Name:	Adam Kovacevic	Name:	Ted Murphy

Title:	Managing Member	Title:

Address:	7 Dey Street, Suite 1503	Address:	64 Industrial Road

	New York, New York 10007		Richmond Hill, Ontario, Canada L4C2Y1

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